UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

As previously reported, on March 23, 2016, Microsemi Corporation (“Microsemi”) and Mercury Systems, Inc. (“Mercury”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Microsemi agreed to sell its membership interest in Microsemi LLC - RF Integrated Solutions (“RF LLC”) to Mercury (the “Transaction”) for $300 million in cash on a cash-free, debt-free basis, subject to a standard working capital adjustment. RF LLC, directly and through subsidiaries, operates a non-strategic component of a board level systems and packaging business.

On May 2, 2016, Microsemi issued a press release announcing that the Transaction had been completed. A copy of that press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: May 2, 2016	By:	/s/John W. Hohener
Name: John W. Hohener Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer